SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 20, 2000

PENTAIR, INC.

(Exact Name of Registrant as specified in Its Charter)

MINNESOTA (State of Incorporation or Organization)	001-11625 (Commission File Number)	41-0907434 (I.R.S. Employer Identification No.)

90 South 7th Street, 36th Floor, Minneapolis, Minnesota 55402
(Address of Principal Executive Offices) (Zip Code)

612.338.5100
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Matters

In June, 2000, Pentair, Inc. (the Company) reorganized its management reporting structure into four segments in place of the three segments it had used since the fourth quarter of 1997.

Financial Information about Industry Segments

Pentair has four reportable segments: Pentair Tools, Pentair Equipment, Pentair Water Technologies and Pentair Enclosures.

The Tools segment encompasses the power tool and accessory businesses (Porter-Cable/Delta and the newly acquired DeVilbiss Air Power Company). Products manufactured include woodworking machinery, portable power tools, air compressors, generators and pressure washers.

The Equipment segment includes the service equipment businesses (Century and Lincoln Automotive) and Lincoln Industrial. Products manufactured include battery charging and testing equipment, welding equipment, lubricating and lifting equipment and automated and manual lubrication systems.

The Water Technologies segment includes the pump and pool businesses (Pentair Pump and Pool Group, which incorporates one of the newly-acquired Essef businesses), and the water treatment businesses (Pentair Water Treatment which consists of Fleck Controls plus the remaining Essef business). Products manufactured include pumps for wells and water treatment; sump pumps; pool and spa equipment such as valves, pumps, filters, lights and related equipment; and treatment systems and components, such as valves and pressure vessels.

The Enclosures segment includes Hoffman Enclosures, Pentair Electronic Packaging and Pentair Enclosures Europe. Products manufactured include metallic and composite cases, subracks and cabinets that house and protect electrical and electronic controls, instruments and components.

Other includes corporate leadership expenses, captive insurance company, intermediate financial companies, charges that do not relate to current operations, divested operations (Federal Cartridge) and intercompany eliminations. Segment assets exclude all cash and cash equivalents.

In evaluating financial performance, management focuses on operating income as a segment’s measure of profit or loss. Operating income is before interest expense, interest income and income taxes. Management’s primary focus is on maximizing cash flow and on overall return on invested capital. The accounting policies of the segments are the same as those described in the summary of significant accounting policies included in the Company’s audited financial statements contained in its annual report to shareholders.

Segment Information:
(in thousands)(unaudited)	Tools	Equipment	Water	Enclosures	Other	Total
1999

Net sales from external customers	$852,869	$308,954	$572,259	$633,671	$0	$2,367,753

Intersegment net sales	0	0	0	0	0	0

Depreciation and amortization expense	16,897	8,155	28,167	35,258	168	88,645

Segment profit (loss) — operating income	100,682	12,603	73,362	46,346	(18,662)	214,331

Segment assets	938,714	235,111	955,006	546,426	127,709	2,802,966

Capital expenditures	23,019	6,958	12,413	14,395	3,844	60,629

1998

Net sales from external customers	$641,204	$298,294	$434,035	$564,045	$0	$1,937,578

Intersegment net sales	0	0	0	0	0	0

Depreciation and amortization expense	11,083	7,907	16,955	32,285	158	68,388

Segment profit (loss) — operating income	80,383	28,950	56,264	46,026	(18,431)	193,192

Segment assets	338,242	203,244	441,718	535,810	35,652	1,554,666

Capital expenditures	14,237	10,508	10,112	17,320	1,666	53,843

1997

Net sales from external customers	$555,516	$276,990	$302,103	$579,209	$125,238	$1,839,056

Intersegment net sales	0	0	0	157	(157)	0

Depreciation and amortization expense	9,877	6,688	14,445	30,265	6,561	67,836

Segment profit (loss) — operating income	62,669	23,695	32,367	47,282	3,789	169,802

Segment assets	304,490	161,584	452,655	473,906	80,227	1,472,862

Capital expenditures	17,782	8,097	5,560	43,815	2,207	77,461

Narrative Description of Business.

Description of the Pentair Tools Segment:
Products; markets; competition

Products include:  contractor tools, general purpose stationary woodworking machinery, a full line of homeshop products, and accessories; air-powered nailing products; portable electric tools including saws, routers, sanders, grinders, drills, and cordless tools; and air compressors, portable generators and cold water pressure washers and accessories.

The products are sold in the United States, Canada, and overseas under the brand names Delta, Biesemeyer, Porter-Cable, FLEX, Air America, Charge Air Pro, Ex-Cell and Pro Air II. In addition, some products are manufactured for sale under third-party and private labels.

Products are sold through home centers and national retailers, networks of independent industrial and warehouse distributors, hardware stores, and through mail order and catalogues. The explosive growth in the home center channel in the last few years has resulted in a significant increase in Tool sales through this channel. Nationwide, home centers have become the primary channel for all sales of power and bench top tools to end users.

Markets include:  residential, commercial, and industrial construction, remodeling and cabinet, case good and furniture makers; do-it-yourself(DIY)/homeshop; and industrial fabrication and maintenance.

Each of the businesses in the Tools segment faces a number of competitors, some of whom are larger and have more resources. Competition in the Tools segment has been intense and growing more so for the past few years, especially as these industries consolidate. In most markets, only a few large players remain, each having extensive product lines. The Company’s tool businesses are no longer perceived as niche players, but have become significant general competitors, even though their addressed market of professional users and higher-end DIY customers does not extend into the larger general consumer tool markets. Growth in these markets will come from product development, continued penetration of expanding market channels and acquisitions. Patents and proprietary technology are becoming more significant for this segment.

Competition at the end-user level focuses primarily on brand names, product performance and features, quality, service and price. The competition for shelf space at home centers and national retailers is particularly intense, demanding continuing product innovation, special inventory and delivery programs, after-sale service capability and competitive pricing. The strategy of the businesses in the Tools segment is to be the price/quality leader in its selected markets. Their success in maintaining their respective positions in the marketplace is largely due to continuing product feature innovations, new products and outsourcing and other cost-reduction measures. As leaders in their markets, these businesses are able to command access for their products in the most important channels in the face of growing competition.

Description of the Pentair Equipment Segment:
Products; markets; competition

Products include: lubricating tools and equipment, battery charging and testing equipment, lifting equipment, portable power supplies, refrigerant and coolant recyclers, automatic transmission fluid exchangers, arc and MIG welders, plasma cutters, welding accessories and automated and manual lubrication systems and equipment and pumps and pumping stations for fluid transfer applications.

The products are sold in the United States, Canada, and overseas under the brand names Lincoln, Blackhawk Automotive, Marquette, Guardian, Pro-Arc, T-Tech, Century, Solar, Booster Pac, Cobra, Viper, Lincoln Industrial and ORSCO.

Products are sold through various channels, including independent industrial and warehouse distributors, hardware stores, through mail order and catalogues, by specially qualified systems distributors with design, installation and service capability, through industrial supply and specialty distributors and stores, and directly by internal sales organizations. Certain service equipment is sold under private label programs. While warehouse distributors continue to be the most significant channel for Equipment sales, product entry into retail and home center stores has begun to grow.

Markets include: industrial fabrication and maintenance, automotive repair and vehicle maintenance, farm and industrial equipment; and aftermarket and retail channels for professional and consumer automotive and body repair, and heavy industry (steel mills, cement plants, pulp and paper, power plants), automobile manufacturers, commercial vehicles, agriculture, construction equipment, food and beverage, mining, printing and general lubrication markets.

Each of the businesses in the Equipment segment faces a number of competitors, some of whom are larger and have greater resources. Competition in the automotive portion of the Equipment segment has become intense, as the necessity for automobile service has been reduced in the past few years. This has resulted in fewer general purpose automotive service facilities and in the rapid consolidation of larger specialty service businesses (for example, muffler and brake repair, lubrication, etc.). Aggregate demand for service equipment, therefore, has slowed over the past few years. In the industrial business, the number of lubrication points has also been reduced. In response, suppliers to this market (like Lincoln) have introduced increasingly sophisticated automated lubrication systems. Growth in these markets should come from product development, continued penetration of expanding market channels and acquisitions. Patents and proprietary technology are becoming more significant for this segment.

Competition at the end-user level focuses primarily on brand names, product performance and features, quality, service and, most importantly, price. The strategy of the businesses in the Equipment segment is to be the price/quality leader in its selected markets. Their success in maintaining their respective positions in the marketplace is largely due to continuing product feature innovations, new products and outsourcing and other cost-reduction measures.

Description of the Pentair Water Technologies Segment:
Products; markets; competition

Products include: pumps for wells, sump pumps for residential service, submersible non-clog and grinder pumps and systems for residential, commercial, and municipal service, pumps for water treatment and wastewater solid handling, fire pumps, and reciprocating, turbine, submersible, and centrifugal pumps for commercial and industrial services; a complete line of control valves and composite and fiberglass storage tanks and filtration systems used in the manufacture of water softeners and filtration, deionization, and desalination systems; and pool and spa equipment such as valves, pumps, filters, lights and related equipment.

The products are sold in the United States, Canada, and overseas under the brand names Myers, Aplex, Fairbanks Morse, Aurora, Water Ace, Shur Dri, Hydromatic, Fleck, Structural, Wellmate, Codeline, Pac-Fab, Purex-Triton, Rainbow Lifegard, American, Compool, Kreepy Krauly, FIBERworks, and SIATA.

Products are sold through various channels, including the DIY market for retail sale through home centers and hardware stores, by specially-qualified systems distributors with design, installation and service capability, through industrial supply and specialty distributors and stores, directly by internal sales organizations, and through national catalog distribution. In the pool market, the Company sells its products primarily to distributors and directly to installers. Sales of spa and jetted tub fittings and pumps are made primarily to OEMs with the balance to distributors.

Markets include wholesale and retail distribution to residential users; commercial HVAC, plumbing, and fire pump markets; municipal waste and water treatment facilities and industrial companies; manufacturers and assemblers who supply residential and commercial markets with standard and custom designed water softener products; and pool and spa markets.

The water and waste water pump industry has been consolidating for several years as competitors, including the Company, have sought to expand product lines, increase sales and rationalize manufacturing to reduce costs. The water treatment industry is also experiencing rapid consolidation. No other water treatment component supplier competes directly in both the valve and pressure vessel product markets as does Pentair Water Technologies. Growth in all markets will come largely from product development, coordinated marketing programs, increased channel penetration and acquisitions of additional product lines and technologies.

Each of the businesses in the Water Technologies segment faces a number of competitors, some of which are larger, have more resources and are more vertically integrated. Competition in the commercial and residential pump markets focuses on brand names, product performance, quality and price. While home center and national retailers are important for residential lines of water and wastewater pumps, they are much less important in commercial pump markets. In municipal pump markets, competition focuses on performance to required specification, service and price. Competition in the water treatment component market focuses on product performance and design, quality, delivery and price. In the pool and spa equipment market, there are a large number of competitors. The Company competes by offering a wide variety of innovative and high quality products which are competitively priced. Its existing distribution channels and reputation for quality also contribute to its continuing market penetration.

Description of the Pentair Enclosures Segment:
Products; markets; competition

Products include metallic and composite enclosures that house and protect electrical and electronic controls, instruments, and components. These enclosures include cabinets, cases, subracks and microcomputer packaging systems, as well as a full line of accessories including backplanes and power supplies. Products manufactured fall within two broad groups, standard and modified standard products and custom-designed products.

The products are sold in the United States, Canada, and overseas under the brand names Hoffman, Schroff, Transrack, Optima, Eraba, Electronic Enclosures, Pentair Enclosures and Pentair Electronic Packaging.

Segment products are sold in three primary markets: electrical enclosures in North America, the channel which is primarily served through industrial electrical distribution; electronic enclosures throughout the world, sold primarily through electronic equipment distributors and to original equipment manufacturers (OEMs); and information and communication technology (ICT) products throughout the world, marketed primarily to OEMs. The company is increasingly focusing efforts on serving the latter two faster-growing markets in the US and abroad both through acquisition (the former Walker Dickson and WEB), reorganization of certain businesses (Pentair Electronic Packaging) and through modified standard and custom-designed products.

Industrial markets include manufacturing industries in which electrical and electronic controls require protection from harsh factory floor environments; plant maintenance and repair; commercial construction; and electrical equipment manufacturers. Commercial electronic markets include computer, test and measurement, industrial control and factory automation and medical industries. Finally, ICT products are found in the LAN, datacom and telecom industries.

Competition in product markets stems from both global and local players. In these markets, product design, prototyping, global supply and customer service are very significant factors. Finally, growth in the Enclosures segment will likely come from continued channel penetration, growth in defined modification product offerings, product development, geographic expansion and acquisitions. Consolidation, globalization and outsourcing are the most important trends in the faster-growing electronic enclosure business; the Company has made several acquisitions in the past few years in this area. The globalization of product demand increasingly requires world-wide local supply capability; no one competitor (including the Enclosures segment businesses) has successfully established that capability, although each of the major competitors in this market is actively pursuing geographic extension for customer support purposes. This market has also seen the entry recently of larger contract electronic manufacturers as suppliers of medium-volume integrated systems for ICT markets. There also exists a large number of regional suppliers whose capabilities are focused more on small runs of specialized build-to-print products.

Item 7.    Financial Statements and Exhibits.

a.    Not applipplicable
b.    Not applicable
c.    Exhibits
       None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENTAIR, INC.

By:	David D. Harrison Executive Vice President and Chief Financial Officer

Dated: August 11, 2000